As filed with the Securities and Exchange Commission on March 18, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

AKERO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-5266573
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 350
South San Francisco, CA 94080
(650) 487-6488

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Akero Therapeutics, Inc. 2019 Stock Option and Incentive Plan

Akero Therapeutics, Inc. 2019 Employee Stock Purchase Plan

(Full title of the plans)

Andrew Cheng
President and Chief Executive Officer
601 Gateway Boulevard, Suite 350
South San Francisco, CA 94080
(650) 487-6488

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
2019 Stock Option and Incentive Plan Common Stock, $0.0001 par value per share	1,389,665	(2)	$32.56	(3)	$45,247,492.40	(3)	$4,936.51
2019 Employee Stock Purchase Plan Common Stock, $0.0001 par value per share	347,416	(4)	$27.68	(5)	$9,616,474.88	(5)	$1,049.16
Total	1,737,081				$54,863,967.28		$5,985.67

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

(2)	Consists of 1,389,665 additional shares issuable under the 2019 Stock Option and Incentive Plan (the “2019 Plan”), which represents the automatic annual increase to the number of shares available for issuance under the 2019 Stock Option and Incentive Plan effective as of January 1, 2021. Shares available for issuance under the 2019 Plan were previously registered on the registration statement on Form S-8 filed with the Securities and Exchange Commission on June 20, 2019 (File No. 333-232234).

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $32.56, the average of the high and low price of the registrant’s Common Stock as reported on the Nasdaq Global Select Market on March 12, 2021.

(4)	Consists of 347,416 additional shares issuable under the 2019 Employee Stock Purchase Plan (the “2019 ESPP”), which represents the automatic annual increase to the number of shares available for issuance under the 2019 ESPP effective as of January 1, 2021. Shares available for issuance under the 2019 ESPP were previously registered on the registration statement on Form S-8 filed with the Securities and Exchange Commission on June 20,2019 (File No. 333-232234).

(5)	The price of $27.68 per share, which is 85% of the average of the high and low sale prices of the Common Stock of the Registrant as quoted on the Nasdaq Global Select Market on March 12, 2021, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, and has been used as these shares are without a fixed price. Pursuant to the 2019 ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the fair market value of a share of Common Stock on the first trading day of the offering period or on the exercise date, whichever is less.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is filed to register the offer and sale of (i) an additional 1,389,665 shares of the Registrant’s common stock, $0.0001 par value per share, to be issued under the Registrant’s 2019 Stock Option and Incentive Plan and (ii) an additional 347,416 shares of the Registrant’s common stock, $0.0001 par value per share, to be issued under the Registrant’s 2019 Employee Stock Purchase Plan. This Registration Statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333-232234, filed by the Registrant on June 20, 2019, and the registration relating to the Registrant’s 2019 Stock Option and Incentive Plan and 2019 Employee Stock Purchase Plan pursuant to General Instruction E.

PART II
Information Required in the Registration statement

Item 8.	Exhibits

Refer to the Exhibit Index on the next page for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.		Description of Exhibit

4.1		Fourth Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as amended (File No. 001-38944)) as filed with the SEC on June 24, 2019.

4.2		Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as amended (File No. 001-38944)) as filed with the SEC on March 12, 2021.

4.3		Amended and Restated Investors’ Rights Agreement by and among the Registrant and certain of its stockholders, dated December 5, 2018 (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-231747)) as filed with the SEC on May 24, 2019.

4.4		Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A, as amended (File No. 333-231747)) as filed with the SEC on June 10, 2019.

5.1	*	Opinion of Goodwin Procter LLP.

23.1	*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1	*	Power of Attorney (included on signature page).

99.1		2019 Stock Option and Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-231747)) as filed with the SEC on June 10, 2019.

99.2		2019 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-231747)) as filed with the SEC on June 10, 2019.

*       Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 18th day of March, 2021.

AKERO THERAPEUTICS, INC.

By:	/s/ Andrew Cheng
	Name:	Andrew Cheng
	Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Andrew Cheng and William White as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Andrew Cheng	President, Chief Executive Officer and Director (Principal Executive Officer)	March 18, 2021
Andrew Cheng, M.D., Ph.D.

/s/ William White	Executive Vice President, Chief Financial Officer and Head of Corporate Development (Principal Financial Officer and Principal Accounting Officer)	March 18, 2021
William White, J.D.

/s/ Kevin Bitterman	Director	March 18, 2021
Kevin Bitterman, Ph.D.

/s/ Seth L. Harrison	Director	March 18, 2021
Seth L. Harrison, M.D.

/s/ Jane P. Henderson	Director	March 18, 2021
Jane P. Henderson

/s/ Tom Heyman	Director	March 18, 2021
Tom Heyman

/s/ Mark Iwicki	Director	March 18, 2021
Mark Iwicki

/s/ Graham Walmsley	Director	March 18, 2021
Graham Walmsley, M.D., Ph.D.